EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 2nd day of May, 2011 (the “Employment Date”) by and between Signature Exploration and Production Corp., a Delaware corporation (hereinafter called the "Company"), and Alan Gaines (hereinafter called the "Executive").

Recitals

A.           The Board of Directors of the Company (the "Board") desires to assure the Company of the Executive's continued employment in an executive capacity and to compensate him therefore.

B.           The Board has determined that this Agreement will reinforce and encourage the Executive's continued attention and dedication to the Company.

C.           The Executive is willing to make his services available to the Company on the terms and conditions hereinafter set forth.

Agreement

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

1.           Employment.

1.1           Employment and Term. The Corporation hereby agrees to employ the Executive as its Chief Executive Officer.  In this capacity the Executive agrees to provide services to the Corporation for an initial term commencing on the Employment Date and ending one year thereafter (the “Termination Date") (or such later date as may be agreed to by the parties within 120 days prior to the Termination Date).  In the event the Company completes either a Qualified Acquisition or a Qualified Equity Raise (each as hereinafter defined) during the initial term hereof, then the term of this Agreement shall be extended to three years.

1.2           Duties of Executive.  The Executive shall serve as the Chief Executive Officer of the Company and shall perform all services as may be reasonably assigned to him by the Board as Chief Executive Officer, and shall exercise such power and authority as may from time to time be delegated to him by the Board.  The Executive shall devote the majority of his working time and attention to the business and affairs of the Company (excluding any vacation and sick leave to which the Executive is entitled), render such services to the best of his ability, and use his reasonable best efforts to promote the interests of the Company. It shall not be a violation of this Agreement for the Executive to engage in other business, civic, educational and personal activities, so long as such activities do not materially interfere with the performance of the Executive’s responsibilities as an employee of the Company in accordance with this Agreement. Also, the Executive may not engage in activities  of a direct competitor of the Company.

2.           Compensation.

2.1           Restricted Stock Grant.

(a)           As compensation for entering into this Agreement, the Company hereby grants and issues to the Executive 12,013,413 shares of the common stock, $0.0001 par value per share, of the Company (the “Subject Shares”) that is currently traded on the Over The Counter Bulletin Board under the symbol SXLP.  It is agreed that the Subject Shares total 12.5% of the issued and outstanding shares of the Company on a fully diluted basis, assuming the conversion of all outstanding securities and/or rights.  The Subject Shares shall also include any additional shares of common stock, other capital stock or any other security or securities issued with respect to the original Subject Shares or in exchange therefor, or in connection with any stock dividend, stock split, reverse split, recapitalization or similar corporate event involving the original Subject Shares.

(b)           The Subject Shares shall be represented by a certificate or certificates (the “Certificates”).  The Certificates shall not be initially delivered to the Executive but shall be held by the Company until the Company completes either a Qualified Acquisition or a Qualified Equity Raise, at which point they shall immediately be delivered to the Executive.  A “Qualified Acquisition” shall mean one or more acquisitions of stock or assets by the Company or a Subsidiary totaling $10 million or more.  A “Qualified Equity Raise” shall mean the sale by the Company or a Subsidiary of capital stock which results in gross proceeds to the Company or a Subsidiary of $10 million or more.  “Subsidiary" shall mean any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.  In the event a Qualified Acquisition or a Qualified Equity Raise has not taken place within one year of the Employment Date, the Subject Shares shall be cancelled and all provisions of this Agreement relating to the Subject Shares shall be null and void.  Notwithstanding the foregoing, in the event the Company enters into definitive documentation with respect to either a Qualified Acquisition or a Qualified Equity Raise within one year following the Employment date but does not complete it until after one year from the Employment date, the Executive shall remain entitled to receive the Subject Shares and, promptly upon the closing of the Qualified Acquisition or Qualified Equity Raise, the Company shall promptly deliver to the Executive, all Certificates evidencing the Subject Shares.

(c)           In the event that within one year following the Employment Date the Company completes a Qualified Equity Raise, the Company shall issue to the Executive warrants (the “Warrants”), which Warrants shall be exercisable for such number of shares of the Company’s common stock as is necessary in order for the sum of the Subject Shares and the shares underlying the Warrant to be equal to twelve and one half percent (12.5%) of the Company’s outstanding shares of common stock on a fully-diluted basis, taking into consideration all securities issued in the Qualified Equity Raise.  Any Warrants issued hereunder shall be for a term of five (5) years and shall provide for an exercise price equal to the price per share of common stock or common stock equivalent sold in the Qualified Equity Raise.  Notwithstanding the foregoing, in the event the Company enters into definitive documentation or commences a Qualified Equity Raise within one year following the Employment date but does not complete it until after one year from the Employment date, the Executive shall remain entitled to receive the Warrants and, promptly upon the closing of the Qualified Equity Raise, the Company shall promptly deliver to the Executive, the Warrants.

(d)           During any time the Certificates are held by the Company, the Subject Shares may not be encumbered, pledged, or transferred by the Executive. Any Certificate representing shares in excess of 12.5% of the total issued and outstanding common shares of the Company on the date of this Agreement  shall be deposited into a voting trust (the “Trust”) and the shares deposited  shall be voted pursuant to the terms and conditions of the Trust.  The Trust shall be governed by a trust agreement in the form attached to this Agreement as Exhibit A.  Otherwise, the Executive shall have the same rights with respect to the Subject Shares as other holders of common stock including the right to receive cash dividends, if any, as may be declared on the Subject Shares from time to time, and the rights available to all holders of shares of common stock of the Company upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Agreement.

(e)  The stock certificate shall bear the following legends, along with such other legends that the Board shall deem necessary and appropriate or which are otherwise required or indicated pursuant to any applicable stockholders agreement:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER THE 1933 ACT AND SUCH OTHER APPLICABLE LAWS (AS APPLICABLE) IS IN EFFECT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND LAWS AS CONFIRMED TO THE ISSUER BY AN OPINION IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER) OF COUNSEL (SATISFACTORY TO THE ISSUER).

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CERTAIN RESTRICTED STOCK AGREEMENT DATED AS OF MAY __, 2011 AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF SAID AGREEMENT.

(f)   Executive may, within thirty (30) days of this agreement date, make an election to be taxed at the Effective Date, as the time of the grant to him of the Subject Shares, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the "83(b) election").

2.2          Cash Compensation.  Upon the completion of either a Qualified Acquisition or a Qualified Equity Raise, Executive’s cash compensation for the new three (3) year term will be determined by the Board of Directors or Compensation committee of the Company, acting in good faith.

3.           Vacation

3.1          The Executive shall be entitled to paid vacation in accordance with the practices of the Company as in effect at any time hereafter with respect to other key executives of the Company; provided, however, in no event shall Executive be entitled to fewer than six weeks paid vacation per year.

4.           Termination.

4.1           Termination for Cause.  Notwithstanding anything contained to the contrary in this Agreement, this Agreement may be terminated by the Company for Cause.  As used in this Agreement, "Cause" shall only mean (i) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company, (ii) subject to the following sentences, repeated violation by the Executive of the Executive's material obligations under this Agreement which are demonstrably willful and deliberate on the Executive’s part and which are not remedied in a reasonable period of time after receipt of written notice from the Company, or (iii) the conviction of the Executive for any criminal act which is a felony.  Upon any determination by the Company's Board of Directors that Cause exists under clause (ii) of the preceding sentence, the Company shall cause a special meeting of the Board to be called and held at a time mutually convenient to the Board and Executive, but in no event later than ten (10) business days after Executive's receipt of the notice contemplated by clause (ii).  Executive shall have the right to appear before such special meeting of the Board with legal counsel of his choosing to refute any determination of Cause specified in such notice, and any termination of Executive's employment by reason of such Cause determination shall not be effective until Executive is afforded such opportunity to appear.  Any termination for Cause pursuant to clause (i) or (iii) of the first sentence of this Section 4.1 shall be made in writing to Executive, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination.  Upon any termination pursuant to this Section 4.1, the Executive shall be entitled to be paid his cash salary to the date of termination and the right to the fulfillment of the terms and conditions of section 2.1 herein if there is a Qualified Acquisition or Qualified Equity Raise within one year of the Employment Date in which the Executive played a material role.  Otherwise, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination).

4.2           Disability.  Notwithstanding anything contained in this Agreement to the contrary, the Company, by written notice to the Executive, shall at all times have the right to terminate this Agreement, and the Executive's employment hereunder, if the Executive shall, as the result of mental or physical incapacity, illness or disability, fail to perform his duties and responsibilities provided for herein for a period of more than sixty (60) consecutive days in any 12-month period.  Upon any termination pursuant to this Section 4.2, the Executive shall be entitled to be paid his salary to the date of termination and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination).

4.3           Death.  In the event of the death of the Executive during the term of his employment hereunder, the Company shall pay to the estate of the deceased Executive an amount equal to the sum of any unpaid amounts of his cash salary to the date of his death, plus three months of cash salary for the six months following the date of death.  Thereafter the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of the Executive's death).

4.4           Termination Without Cause.  At any time the Company shall have the right to terminate Executive's employment hereunder by written notice to Executive.  In the event of such termination occurs during the year following the Employment Date, the Company shall deliver to the Executive half of the shares from Section 2.1 if terminated within the first six months and  prorate shares  based on the number of months of employment thereafter.  The Subject Shares will be issued free and clear of all restrictions, other than those imposed by state and/or Federal securities laws. The Company shall be deemed to have terminated the Executive's employment pursuant to this Section 4.4 if such employment is terminated (i) by the Company without Cause, or (ii) by the Executive voluntarily for "Good Reason."  For purposes of this Agreement, "Good Reason" means

(a)           the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1.2 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated,  insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(b)           any failure by the Company to comply with any of the provisions of Section 2, Section 3, or Section 7 of this Agreement,  other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(c)           any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement;

(d)           any failure by the Company to comply with and satisfy Section 10(c) of this Agreement;

(e)           any termination by the Executive for any reason during the three-month period following the Effective Date of any "Change in Control"; or

(f)           any requirement that the Executive be forced to relocate his residence from the State of California.

For purposes of this Section 4.4, any good faith determination of "Good Reason" made by the Executive shall be conclusive.

5.           Change in Control.  For purposes of this Agreement, a “Change in Control” shall mean:

(a)           The acquisition (other than by or from the Company), at any time after the date hereof, by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

(b)           All or any of the individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or  threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(c)           Approval by the stockholders of the Company of (A) a reorganization, merger or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, (B) a liquidation or dissolution of the Company, or (C) the sale of all or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

(d)           The approval by the Board of the sale, distribution and/or other transfer or action (and/or series of sales, distributions and/or other transfers or actions from time to time or over a period of time), that results in the Company's ownership of less than 50% of the Company's current assets.

6.           Restrictive Covenants.

6.1           Nondisclosure.  During his employment and for twelve (12) months thereafter, Executive shall not divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company.  Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information.  For purposes of this Agreement, "Confidential Information" means all material information about the Company's business disclosed to the Executive or known by the Executive as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by the Executive) after the date hereof, and not generally known.

6.2           Nonsolicitation of Employees.  While employed by the Company and for a period of six (6) months thereafter, Executive shall not directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months.

6.3           Injunction.  It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in Section 6.1, 6.2 or 6.3 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain.  As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in this Section 6 by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

7.           Election of Executive as Director.  Contemporaneously herewith, the Board is appointing Executive to be a member of the Board.  Upon the Company’s completion of a Qualified Acquisition or a Qualified Equity Raise the Executive will be named Chairman of the Board.

8.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

9.           Notices:  Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:	Signature Exploration and Production Corp. 3200 Southwest Freeway, Suite 3300 Houston, TX 77027
If to the Executive:	Alan Gaines
with a copy to:	Gary Henrie, Attorney at Law 3518 N. 1450 W. Pleasant Grove, Utah 84062

or to such other addresses as either party hereto may from time to time give notice of to the other in the aforesaid manner.

10.          Successors.

(a)           This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution.  This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

(b)           This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c)           The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.

11.           Severability.  The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.  If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

12.           Waivers.  The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

13.           Damages.  Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement.

14.           No Third Party Beneficiary.  Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person (other than the parties hereto and, in the case of Executive, his heirs, personal representative(s) and/or legal representative) any rights or remedies under or by reason of this Agreement.

15.           Full Settlement.  The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others.  In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.  The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to Section 16 of this Agreement), plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

16.           Certain Reduction of Payments by the Company.

(a)           Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Code, then the aggregate present value of amounts payable or distributable to or for the benefit of the Executive pursuant to this Agreement (such payments or  distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount.  The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.  Anything to the contrary notwithstanding, if the Reduced Amount is zero and it is determined further that any Payment which is not an Agreement Payment would nevertheless be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Code, then the aggregate present value of Payments which are not Agreement Payments shall also be reduced (but not below zero) to an amount expressed in present value which maximizes the aggregate present value of Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.  For purposes of this Section 16, present value shall be determined in accordance with Section 280G(d)(4) of the Code.  Any amount which is not paid in the taxable year in which it was originally scheduled to be paid as a result of the postponement thereof pursuant hereto shall be payable in the next succeeding taxable year in which such payment will not result in the disallowance of a deduction pursuant to either Section 162(m) or 280G of the Code; provided, however, that all postponed payments shall be placed in a Rabbi trust or similar vehicle for the benefit of the Executive in such a way that the amounts so transferred are not taxable to such person or deductible by the Company until payment from such vehicle to the Executive is made.  In the event a payment has been made to the Executive, but then disallowed as a deduction by the Internal Revenue Service and return of the payment is required into the trust, said payment to the Executive shall be treated as a loan and said payment to the trust shall be treated as repayment of said loan.  The Company shall not pledge, hypothecate or otherwise encumber any amounts held in the trust or other similar vehicle for the benefit of the Executive hereunder.

(b)           All determinations required to be made under this Section 16 shall be made by the Reno, Nevada office of Mark Bailey and Company, LLC or, at the Executive's option, any other nationally or regionally recognized firm of independent public accountants selected by the Executive and approved by the Company, which approval shall not be unreasonably withheld or delayed (the "Accounting Firm"), which shall provide (i) detailed supporting calculations both to the Company and the Executive within twenty (20) business days of the termination of Executive’s employment or such earlier time as is requested by the Company, and (ii) an opinion to the Executive that he has substantial authority not to report any excise tax on his Federal income tax return with respect to any Payments.  Any such determination by the Accounting Firm shall be binding upon the Company and the Executive.  The Executive shall determine which and how much of the Payments shall be eliminated or reduced consistent with the requirements of this Section 16, provided that, if the Executive does not make such determination within ten business days of the receipt of the calculations made by the Accounting Firm, the Company shall elect which and how much of the Payments shall be eliminated or reduced consistent with the requirements of this Section 16 and shall notify the Executive promptly of such election.  Within five business days thereafter, the Company shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to the Executive under this Agreement.  All fees and expenses of the Accounting Firm incurred in connection with the determinations contemplated by this Section 16 shall be borne by the Company.

(c)           As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Payments will have been made by the Company which should not have been made ("Overpayment") or that additional Payments which will not have been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder.  In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the Executive which the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Executive shall be treated for all purposes as a loan ab initio to the Executive which the Executive shall repay to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Employee to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes.  In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:

Signature Exploration and Production Corp.

By:

EXECUTIVE:

VOTING TRUST AGREEMENT
FOR THE GAINES/DAVID VOTING TRUST

This Voting Trust Agreement (the “Agreement”), dated to be effective as of the 2nd day of May, 2011, by and among Steven Weldon ("Trustee"), Alan Gaines and Amiel David (jointly the “Shareholders”) and Signature Exploration and Production Corp., a Delaware corporation (the "Company").  The name of the trust created hereby shall be the Gaines/David Voting Trust.

Recitals

A.	Each of the Shareholders and the Company have entered into employment agreements whereby the Shareholders will be employed by the Company.

B.
Pursuant to the terms and conditions of the employment agreements, it is agreed that each of the Shareholders will be issued commons shares of the Company totaling 12.5% of the issued and outstanding shares of the Company on a fully diluted basis, assuming the conversion of all outstanding securities and/or rights (the “Subject Shares”).

C.
It is further agreed pursuant to the terms and conditions of the employment agreements that certificates representing the Subject Shares will be held by the Company for a certain period of time and under certain conditions and while the certificates are so held, any of the Subject Shares of each Shareholder that are in excess of 12.5% of the issued and outstanding common shares of the Company on the date of the employment agreements (the “Trust Shares”) shall be deposited into a voting trust (the “Trust”).

NOW,  THEREFORE, in consideration of the terms and conditions herein contained, each of the parties, intending to be legally bound hereby, agree as follows:

Agreement

1.	Recitals. The recitals set forth above are hereby incorporated into this section number 1 as though fully set herein and thereby made a part of the agreement portion of this document.

2.
Creation of Voting Trust.  Upon the creation of the certificates representing the Trust Shares, the Trust Shares shall be deposited with the Trustee.  Certificates representing the Trust Shares shall be in the name of Steven Weldon as trustee for the Gaines/David Voting Trust.  All voting securities of the Company belonging to the Shareholders associated with the Trust Shares, including, but not limited to, stock dividends, stock splits, and other recapitalizations, shall likewise be held in trust with the Trustee.  Such voting securities of Company received with respect to, and in addition, to the Trust Shares originally transferred to Trustee are hereafter also referred to collectively as the "Trust Shares."

3.
Trust Certificates.  In exchange for the Trust Shares, Trustee shall issue to the Shareholders trust certificates, in the form attached hereto as Appendix 1.  All distributions received with respect to the Trust Shares that are not in the form of voting securities of Company, including, but not limited to, cash dividends, cash distributions and non-voting securities, shall be promptly transferred by Trustee to the Shareholders.  Trustee hereby accepts his appointment as voting trustee hereunder.

4.
Power and  Authority  of  Trustee.  Trustee shall possess and be entitled to exercise all of the voting  rights and voting  powers of an absolute owner of the Trust Shares including, but not limited to, the power to vote (i) for election or removal of directors, (ii) for amendments to Company's Certificate of Incorporation or By-laws, and (iii) to merge, consolidate, liquidate or dissolve the Company or sell all or substantially all of the assets of Company.

5.
Term.  The Trust shall terminate at such time as the Company is no longer entitled to hold certificates representing the Subject Shares pursuant to the employment agreements of the Shareholders.  Upon termination of this Agreement, the Trustee shall deliver certificates for the Trust Shares then held by the Trustee to the Shareholders as applicable.

6.
Trustee's Duties and Immunities.  In voting the Trust Shares or in doing any act with respect to the control or management of Company or its affairs, either in person or by proxy, Trustee shall act without malfeasance.  The Shareholders hereby waive any conflict of interest that Trustee may personally have so long as Trustee has acted without malfeasance.  Trustee shall not be liable for any error of judgment or mistake of law or other mistake, and shall not be responsible for any act or omission with respect to his duties and responsibilities as voting trustee, or for any losses that may result therefrom, unless such losses can be proven by clear and convincing evidence to be the result of willful misconduct rising to the level of malfeasance under Delaware General Corporation Law, Section 218.

7.
Trustee's Indemnity.  Trustee shall be entitled to be indemnified by the Company against all costs, charges, expenses and other liabilities properly incurred by Trustee in the exercise of any power conferred upon him by these presents.

8.
Appointment of Substitute Trustee.  In the event Trustee is unable for any reason to vote the Trust Shares, Trustee shall  appoint a substitute Trustee (and give notice to the Shareholders of such appointment), and any person so appointed shall thereupon be vested with all the duties, powers and authority of a Trustee hereunder as if originally named herein for the sole purpose of casting a particular vote at the direction of Trustee.  In circumstances such as the death or disability of the Trustee resulting in the inability of the Trustee to appoint a substitute Trustee, a new Trustee shall be elected by the shareholders of the Company.

9.
General.  This Agreement contains the entire understanding and agreement of the parties with respect to the subject matter contained herein.  No amendment or supplement to this Agreement or waiver hereof shall be binding unless reduced to writing and signed by all of the parties hereto.  This Agreement shall inure to the benefit of and be legally binding upon the parties hereto and the heirs, executors, administrators, successors, assigns, and transferees of them and each of them.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.  This Agreement may be executed in one or more counterparts, each of which so executed shall be deemed to be an original and such counterparts shall, together, constitute and be one and the same document.  Nothing in this Agreement shall be deemed to amend the employment agreements of the Shareholders with the Company and any inconsistency between any provision of this Agreement and one or more provisions of an employment agreement shall be construed in favor of the employment agreement.

IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement the day and year first above written.

SIGNATURE EXPLORATION AND PRODUCTION CORP.

By:

SHAREHOLDERS

Alan Gaines, Shareholder

Amiel David, Shareholder

TRUSTEE

Steven Weldon, Trustee

Appendix 1

VOTING TRUST CERTIFICATE

SIGNATURE EXPLORATION AND PRODUCTION CORP.
(A Corporation in the State of Delaware)

No.__________	_________ Common Shares

VOTING TRUST CERTIFICATE FOR SHARES OF COMMON STOCK

This is to certify that _____________________________, (hereinafter called the "Holder") has deposited under the Voting Trust Agreement hereinafter mentioned a certificate for __________ shares of Common Stock of Signature Exploration and Production Corp. (hereinafter called the "Corporation"), a corporation of the State of Delaware, and until the termination of the said Voting Trust Agreement is entitled to receive non-stock payments equal to the amount of dividends, if any, received by the Trustee upon the shares of stock represented by this certificate. This certificate shall likewise represent any and all shares of stock which, upon any increase or reclassification of the class of stock of the Corporation, shares of which are at the time deposited under said Voting Trust Agreement, shall be issued in lieu of, or in respect of, the shares of stock so originally deposited, which stock shall have been  received by the Trustee on account of his ownership as Trustee of the stock theretofore held by him under the said Voting Trust Agreement and represented by this certificate.

Upon the termination of the Voting Trust Agreement, the Holder, shall be entitled to receive a certificate or certificates for the number of shares of stock of such class represented by this Voting Trust Certificate.  Until the actual delivery to the Holder hereof of the stock certificate or certificates represented or called for hereby, the Trustee shall possess, and shall be entitled to exercise, all rights and powers of absolute owners and holders of record of said stock deposited hereunder, including the right to vote for every purpose and to consent to or waive any corporate act of the corporation of any kind; it being expressly  stipulated that no voting right, or right to give consents or waivers in respect of such stock, passes to the holder hereof by or under this certificate or by or under any agreement, express or implied.

This certificate is issued under and pursuant to, and the rights of the Holder are subject to and limited by, the terms and conditions of a Voting Trust Agreement, dated the 2nd day of May, 2011

In the event of the dissolution or total or partial liquidation of the Corporation the money and other property received by the Trustee in respect of the stock represented by this certificate shall be paid or delivered to the holder of record hereof, but only upon surrender of this certificate in case of dissolution or the presentation of this certificate for the notation thereon of the distribution in case of a partial liquidation.

Nothing in this certificate shall be deemed to amend the Voting Trust Agreement or the Holder’s employment agreement with the Corporation and any inconsistency between any provision of this certificate and one or more provisions of an employment agreement or the Voting Trust Agreement as applicable shall be construed in favor of the employment agreement or the Voting Trust Agreement.

IN WITNESS WHEREOF, the Trustee has signed this certificate this 2nd day of May, 2011.

Steven Weldon, Trustee